Exhibit 21
SUBSIDIARIES OF MONEYGRAM INTERNATIONAL, INC.

Advanced Chrono Cash Financial Electronic Funds Transfer Services International Agencies, Brokerage, Construction Works Touristic Imports Exports S.A.
Ferrum Trust (Delaware)
Hematite Trust (Delaware)
MIL Overseas Limited (United Kingdom)
MIL Overseas Nigeria Limited (Nigeria)
Money Globe Payment Institution Societe Anonyme
MoneyGram Foundation, Inc. (Texas)
MoneyGram France, S.A. (France)
MoneyGram India Private Ltd. (India)
MoneyGram International Holdings Limited (United Kingdom)
MoneyGram International Limited (Jordan)
MoneyGram International Limited (United Kingdom)
MoneyGram International Payment Systems, Inc. (Delaware)
MoneyGram International Pte. Ltd (Singapore)
MoneyGram Mexico S.A. de C.V.
MoneyGram of New York LLC (Delaware)
MoneyGram Overseas (Pty) Limited South Africa (South Africa)
MoneyGram Payment Systems Belgium N.V. (Belgium)
MoneyGram Payment Systems Canada, Inc. (Vancouver, BC)
MoneyGram Payment Systems, Inc. (Delaware)
MoneyGram Payment Systems Ireland Limited (Ireland)
MoneyGram Payment Systems Italy S.r.l. (Italy)
MoneyGram Payment Systems Malaysia Sdn. Bnd.
MoneyGram Payment Systems Netherlands B.V. Netherlands
MoneyGram Payment Systems Spain, S.A. (Spain)
MoneyGram Payment Systems Worldwide, Inc. (Delaware)
PT MoneyGram Payment Systems Indonesia
Travelers Express Co. (P.R.), Inc. (Puerto Rico)
Tsavorite Trust (Delaware)